SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2022 (February 8, 2022)
LCNB CORP.
(Exact name of Registrant as specified in its Charter)

Ohio	001-35292	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio 45036
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (513) 932-1414

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	LCNB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2022, the Board of Directors of LCNB Corp. (“LCNB”) approved, and LCNB entered into, a revolving line of credit pursuant to a Business Loan Agreement, dated February 8, 2022 (the “Business Loan
Agreement”) with Bankers’ Bank (“Lender”), pursuant to which Lender agreed to lend up to $20,000,000.00 through a revolving line of credit (the “Line of Credit”).

The Line of Credit is unsecured, has a 12 month term and a maturity date of February 8, 2023. Amounts outstanding on the Line of Credit will bear interest at a per annum rate equal to the Wall Street Journal Prime Rate minus 0.25%. There is no prepayment penalty associated with the Line of Credit. LCNB is subject to standard events of default.

The foregoing descriptions are summaries only, and do not purport to set forth the complete terms of the Line of Credit, and such descriptions are qualified in their entirety by reference to the Business Loan Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 are incorporated by reference to this item.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.        Description
10.1    Form of Business Loan Agreement between LCNB Corp. and Bankers' Bank.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: February 14, 2022	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer